UNITED STATES

SECURITES AND EXCHANGE COMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. [     ] )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SA FUNDS INVESMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Script message left when calls go to an answering machine or voicemail

Hi this is Jonathan Scheid, President and Chief Executive Officer of SA Funds.

We need your help!

As you probably know, we’ve been trying to reach you regarding the SA Funds shareholder meeting, which had to be postponed due to the lack of voting response for our shareholders.

Please help us by voting right now.

You can call (800) 591-6313 Monday thru Friday 9 am to 10 pm (Eastern Time) or Saturday 10am to 6pm (Eastern Time) and an operator will take your vote.

Your help is greatly appreciated

Dear Valued Shareholder,

Thank you for being a shareholder of the SA Funds. Your vote is needed to reach quorum!

We ask that you please take two minutes to call the number below and vote before October 16th.

You are receiving this priority mailer as an important shareholder of the SA Funds. We know you have received multiple mailings asking for your vote and we are hoping this is the last.

You are voting on proposals to approve the contracts necessary to continue services provided to the funds. Please note, these are administrative changes that will not impact your underlying investments or your fees.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSALS.

Voting takes 2 minutes or less. Please call 1-800-591-6313 to vote!

We really appreciate your help.

If you have any questions about the proposal or the voting instructions, please call your financial advisor.

Sincerely,

Jonathan Scheid

President & CEO, SA Funds